EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-10 (the "Registration Statement") of our report dated June 28, 2021 relating to the consolidated financial statements of GreenPower Motor Company Inc. incorporated by reference into the Prospectus, which is a part of this Registration Statement.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia

October 4, 2021